UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2020 (April 29, 2020)

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	001-38827	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CLDB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2020, Cortland Bancorp (“Cortland”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 10, 2020, there were 4,189,244 Cortland common shares outstanding and entitled to vote. At the 2020 Annual Meeting, 3,070,317, or 73.29%, of the outstanding common shares entitled to vote were represented by proxy or in person. A summary of the matters voted upon by the shareholders and the final voting results for each such matter are set forth below.

(a)	The first issue voted upon at the Annual Meeting was the election of four directors for a three-year term to expire at the 2023 Annual Meeting of Shareholders.

	Number of Votes
	For	Withheld	Broker Non-Votes
Timothy Carney	2,303,107	36,132	731,078
David C. Cole	2,304,286	34,953	731,078
Neil J. Kaback	2,300,918	38,321	731,078
Anthony R. Vross	2,313,363	25,876	731,078

(b)	The second issue was to approve, on an advisory basis, the executive compensation of Cortland’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
2,189,212	89,588	60,439	731,078

(c)	The third issue was the ratification of S.R. Snodgrass, P.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2020.

For	Against	Abstain
2,915,942	10,073	144,301

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP

	By:	/s/ James M. Gasior
James M. Gasior, President and CEO

Date: April 30, 2020